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                                  EXHIBIT 10.36

[Bank Logo]                  LOAN MODIFICATION AGREEMENT

         This agreement amends the Revolving Note dated March 31, 1997 ("Note") and Credit Agreement dated March 31, 1997 ("Credit Agreement"), each executed by EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. ("Borrower") in favor of Bank of America National Trust and Savings Association, doing business as SEAFIRST BANK ("Bank"), regarding a loan in the maximum principal amount of $30,000,000 (the "Loan"). For mutual consideration, Borrower and Bank agree to amend the above loan documents as follows:

1. CREDIT LIMIT. Section 1.7 of the Credit Agreement is amended to increase the "Credit Limit" to $40,000,000. Borrower's maximum liability for principal under the Note is also changed to $40,000,000.

2. MATURITY DATE. The maturity date of the Note is changed to June 27, 1999. Section 1.31 of the Credit Agreement is amended to change the "Termination Date" to June 27, 1999.

3. LIBOR MARGIN. The "margin" mentioned in Section 1.1 of the Credit Agreement ("Adjusted LIBOR Rate") is changed to 0.625%.

4. FACILITY FEE. The fee percentage mentioned in Section 2.4 of the Credit Agreement ("Facility Fee") is changed to 0.15%.

5. COVENANTS. Section 6.2 of the Credit Agreement is amended to increase the required minimum Tangible Net Worth, determined as of each quarter end, to $140,000,000.

6. CURRENT RATIO. Section 6.3 of the Credit Agreement is amended to reduce the required minimum ratio of Current Assets to Current Liabilities, determined as of each quarter end, to 1.25 to 1.

7. OTHER TERMS. Except as specifically amended by this agreement or any prior amendment, all other terms, conditions, and definitions of the Note, Credit Agreement, and all other security agreements, guaranties, deeds of trust, mortgages, and other instruments or agreements entered into with regard to the Loan shall remain in full force and effect.

         DATED June 28, 1998

Bank:                                    Borrower:

SEAFIRST BANK                            EXPEDITORS INTERNATIONAL OF
                                         WASHINGTON, INC.


By: /s/ STAN DIDDAMS                     By: /s/ R. JORDAN GATES
    ------------------------                 --------------------------------
Title:  VICE PRESIDENT                   Title:  SVP- CHIEF FINANCIAL OFFICER
                                                 AND TREASURER


                                         By: /s/ CHARLES J. LYNCH
                                             --------------------------------
                                         Title:  VP-CORPORATE CONTROLLER